THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

February 5, 2007

CAMCO Investors Trust

30 East Main Street

Berryville, VA  22611

Re:  CAMCO Investors Trust, File Nos. 811-21966 and 333-138079

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the CAMCO Investors Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP

DSM/JMS